UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

      May 2, 2014

UNITED CANNABIS CORPORATION
(Exact name of registrant as specified in charter)

Colorado
(State or other Jurisdiction of Incorporation or Organization)

000-54582	Suite 200-883 9249 South Broadway Highlands Ranch, CO 80129	26-1391338
(Commission File Number)	(Address of Principal Executive Offices and Zip Code)	(IRS Employer Identification Number)

(303) 904-9296
(Registrant’s telephone number, including area code)

MySkin, Inc. 10235 Woodrose Lane Highlands Ranch, CO 80129
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 6, 2014, United Cannabis Corporation, formerly known as MySkin, Inc., entered into a Consultancy Agreement on Products Related to Neural Stem Cells with Dr. Brent Reynolds and Dr. Dennis Steindler.  Dr. Reynolds and Dr. Steindler are both currently professors in the Department of Neurosurgery at the University of Florida, College of Medicine. Their consulting services will focus on exploring the medical applications of cannabinoids.  More specifically, they will work to establish evidence of cannabis-based medical efficacy and creation of Intellectual Property on medically efficient cannabanoid-based products.

The agreement has a six month term which can be renewed and/or extended by mutual agreement.  The agreement provides for a $50,000 payment at signing and for three more $50,000 payments and the issuance of 100,000 shares of the Company’s common stock upon the achievement of certain goals as set forth in appendix II of the agreement.

A copy of the Consultancy Agreement is attached as Exhibit 10.1.

ITEM 7.01   REGULATION FD DISCLOSURE.

On May 8, 2014, the Company issued a press release (attached hereto as Exhibit 99.1) entitled “UCANN Appoints Stem Cell and Neuroscientists Dr. Brent Reynolds and Dr. Dennis Steindler as Chief Medical Advisors.”

ITEM 8.01   OTHER EVENTS.

On May 2, 2014, the Company’s name change to United Cannabis Corporation was officially completed pursuant to the merger between MySkin, Inc., a California corporation and its wholly-owned subsidiary United Cannabis Corporation as described in the Information Statement which was mailed to the Company’s shareholders on or about April 11, 2014.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits:

Exhibit Number	Description

10.1	Consultancy Agreement – Filed electronically herewith

99.1	Press release (dated May 8, 2014) entitled “UCANN Appoints Stem Cell and Neuroscientists Dr. Brent Reynolds and Dr. Dennis Steindler as Chief Medical Advisors” - Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CANNABIS CORPORATION

Date:  May 8, 2014

By:

/s/ Paul Enright

Paul Enright

President

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